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                                                                     EXHIBIT B24



                               POWER OF ATTORNEY
                               -----------------



     The person whose signature appears below hereby appoints Charles F. Custer, Stephen B. Timbers and Philip J. Collora and each of them, any of whom may act without the joinder of the others, as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Kemper Money Funds.



          Signature               Title       Date
          ---------               -----       ----



   /s/ Dominique P. Morax         Trustee      September 5, 1996
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